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                                                                    EXHIBIT 99.1

         Central Parking Corporation 1996 Employee Stock Purchase Plan
                       Notes to the Financial Statements


                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 11-K for the Central Parking Corporation 1996 Employee Stock Purchase Plan (the Plan) for the year ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), to the best knowledge of the undersigned:

         (a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is executed as of June 30, 2003.



                                          /s/ V. Jeffrey Heavrin
                                          ----------------------------------
                                          V. Jeffrey Heavrin
                                          Chief Accounting Officer


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.